Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING
FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Second Quarter Net Income $0.09 Per Diluted Share

First Half Net Income $0.11 Per Diluted Share

Van Nuys, CA – February 13, 2019 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2019.

Fiscal 2019 Second Quarter Results
For the three months ended December 31, 2018, revenue decreased 8% to $9,690,000 compared to revenue of $10,552,000 for the same quarter last year. Manufacturing revenue was $3,352,000, a 16% decline compared to $3,973,000 for the same quarter last year. Semiconductor testing services revenue was $4,393,000, an 11% decline compared to $4,936,000 in the same quarter last year. Distribution revenue was $1,916,000, a 19% increase compared to $1,606,000 for the same quarter last year.

Gross margin for the second quarter of fiscal 2019 was $2,258,000, or 23% of revenue, compared to $2,795,000, or 26% of revenue, for the same quarter last year, reflecting lower sales and a less favorable product mix in manufacturing and testing services.
Operating expenses declined 3% to $2,031,000, or 21% of revenue, from $2,097,000, or 20% of revenue, primarily due to reduced selling expenses.

Net income attributable to Trio-Tech common shareholders for the fiscal 2019 second quarter was $348,000, or $0.09 per diluted share. This compares to net income attributable to Trio-Tech common shareholders for the second quarter of fiscal 2018 of $673,000, or $0.18 per diluted share.

Net income for the second quarter of fiscal 2019 benefitted from adjustments related to the finalization of the One-Time Mandatory Repatriation Tax expense of $900,000 which was recognized in the third quarter of fiscal 2018. Upon finalization of the accounting analysis, Trio-Tech recorded a reversal of $145,000 from provision of income tax to reduce the tax liability related to the one-time transition tax to $755,000. This estimated tax is payable over a period of eight years at no interest and is not expected to have a material effect on the Company’s working capital position.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "We are glad to report higher profitability for the second quarter of fiscal 2019 compared to the year’s first quarter and are working diligently to improve the Company’s financial performance in the second half of fiscal 2019. Our state-of-the-art products and services, in many cases, are available only from Trio-Tech. Based on customer inquiries and follow-up meetings, we believe Trio-Tech has a competitive advantage in today’s complex and increasingly competitive semiconductor manufacturing and testing environment."

16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Fiscal 2019 Second Quarter Net Income $0.09 Per Diluted Share
February 13, 2019
Page Two

Fiscal 2019 First Half Results
For the six months ended December 31, 2018, revenue decreased 8% to $19,735,000 compared to revenue of $21,497,000 for the first half of fiscal 2018. Manufacturing revenue decreased 20% to $6,989,000 compared to $8,738,000 last year. Semiconductor testing services revenue was down 7% to $8,830,000 compared to $9,541,000 a year ago, while distribution revenue increased 23% to $3,860,000 compared to $3,142,000.

Gross margin for the first six months of fiscal 2019 decreased 22% to $4,359,000, or 22% of revenue, compared to $5,555,000, or 26% of revenue, for last year’s first six months.

Operating expenses for the first six months of fiscal 2019 decreased 7% to $4,009,000 compared to $4,310,000 for the same period last year. Operating expenses were 20% of revenue in both periods.

Net income attributable to Trio-Tech common shareholders for the first six months of fiscal 2019 was $413,000, or $0.11 per diluted share, compared to $1,248,000, or $0.34 per diluted share, for the first six months of fiscal 2018.

Shareholders' equity at December 31, 2018 was $23,511,000, or $6.40 per outstanding share, compared to $23,501,000, or $6.61 per outstanding share, at June 30, 2018. There were approximately 3,673,055 Trio-Tech International common shares outstanding at December 31, 2018.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2018	2017	2018	2017

Manufacturing	$3,352	$3,973	$6,989	$8,738
Testing services	4,393	4,936	8,830	9,541
Distribution	1,916	1,606	3,860	3,142
Others	29	37	56	76

	9,690	10,552	19,735	21,497
Cost of Sales
Cost of manufactured products sold	2,646	3,068	5,503	6,717
Cost of testing services rendered	3,106	3,251	6,489	6,390
Cost of distribution	1,662	1,409	3,348	2,777
Others	18	29	36	58

	7,432	7,757	15,376	15,942

Gross Margin	2,258	2,795	4,359	5,555

Operating Expenses:
General and administrative	1,722	1,727	3,481	3,566
Selling	187	252	334	431
Research and development	122	118	194	302
Loss on disposal of property, plant and equipment	--	--	--	11

Total operating expenses	2,031	2,097	4,009	4,310

Income from Operations	227	698	350	1,245

Other (Expenses) Income
Interest expenses	(98)	(52)	(176)	(110)
Other income, net	49	42	92	200

Total other (expenses) income	(49)	(10)	(84)	90

Income from Continuing Operations before Income Taxes	178	688	266	1,335
Income Tax Benefit (expenses)	124	(13)	50	(55)

Income from Continuing Operations
before Non-controlling Interest, Net of Tax	302	675	316	1,280
Income (Loss) from Discontinued Operations, Net of Tax	4	(2)	(4)	(5)

NET INCOME	306	673	312	1,275

Less: Income Attributable to Non-controlling Interest	(42)	--	(101)	27

Net Income Attributable to Trio-Tech International	348	$673	413	$1,248

Net Income Attributable to Trio-Tech International:

Income from Continuing Operations, Net of Tax	346	678	415	1,254
Income (Loss) from Discontinued Operations, Net of Tax	2	(5)	(2)	(6)

Net Income attributable to Trio-Tech International	$348	$673	$413	$1,248

Basic Earnings per Share	$0.09	$0.19	$0.11	$0.35

Diluted Earnings per share	$0.09	$0.18	$0.11	$0.34

Weighted Average Shares Outstanding B Basic	3,673	3,548	3,673	3,548
Weighted Average Shares Outstanding B Diluted	3,781	3,793	3,815	3,770

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017

Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net income	$306	$673	$312	$1,275

Foreign Currency Translation, Net of Tax	(51)	588	(590)	963

Comprehensive Income (Loss)	255	1,261	(278)	2,238

Less: Comprehensive Income (Loss) Attributable To Non-controlling Interest	(57)	88	(192)	115

Comprehensive Income (Loss) Attributable to Trio-Tech International Common Shareholders	$312	$1,173	$(86)	$2,123

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2018	2018
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$6,192	$6,539
Short-term deposits	2,121	653
Trade accounts receivable, net	6,996	7,747
Other receivables	991	881
Inventories, net	2,630	2,930
Prepaid expenses and other current assets	279	208
Assets held for sale	486	91

Total current assets	19,695	19,049

Deferred tax asset	335	400
Investment properties, net	678	1,146
Property, plant and equipment, net	12,749	11,935
Other assets	1,750	2,249
Restricted term deposits	1,688	1,695

Total non-current assets	17,200	17,425

TOTAL ASSETS	$36,895	$36,474

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,033	$2,043
Accounts payable	2,532	3,704
Accrued expenses	3,978	3,172
Income taxes payable	256	285
Current portion of bank loans payable	480	367
Current portion of capital leases	252	250

Total current liabilities	9,531	9,821

Bank loans payable, net of current portion	2,525	1,437
Capital leases, net of current portion	382	524
Deferred tax liabilities	296	327
Income taxes payable	613	828
Other non-current liabilities	37	36

Total non-current liabilities	3,853	3,152

TOTAL LIABILITIES	$13,384	$12,973

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized;
3,673,055 and 3,553,055 issued and outstanding at
December 31, 2018 and June 30, 2018, respectively	11,424	$11,023
Paid-in capital	3,258	3,249
Accumulated retained earnings	5,938	5,525
Accumulated other comprehensive gain-translation adjustments	1,683	2,182

Total Trio-Tech International shareholders' equity	22,303	21,979

Non-controlling interest	1,208	1,522

TOTAL EQUITY	$23,511	$23,501

TOTAL LIABILITIES AND EQUITY	$36,895	$36,474